EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-188817 on Form F-3 and No. 333-187020 on Form S-8, of our report dated February 28, 2014, relating to the consolidated financial statements of GasLog Ltd. (the “Company”), appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2013.

/s/ Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

March 26, 2014